UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2010 (December 2, 2010)

Claymore Dividend & Income Fund
(Exact name of registrant as specified in its charter)

Delaware	811-21455	30-6067523
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2455 Corporate West Drive
Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (630) 505-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 7.01                      Regulation FD Disclosure.

Amended and Restated By-Laws.  On December 2, 2010, the Board of Trustees of Claymore Dividend & Income Fund (the “Fund”) amended and restated in its entirety the By-Laws of the Fund (the “Amended and Restated By-Laws”).  The Amended and Restated By-Laws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Resignation of Interested Trustee.  In advance of the December 2, 2010 meeting of the Board of Trustees of the Fund, David C. Hooten tendered his resignation as an Interested Trustee of the Fund.  The Board of Trustees accepted Mr. Hooten’s resignation and thanked him for his service to the Fund.  In connection with Mr. Hooten’s resignation, the Board of Trustees reduced the size of the Board of Trustees from six trustees to five trustees.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

3.1	Amended and Restated By-Laws of Claymore Dividend & Income Fund

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYMORE DIVIDEND & INCOME FUND

	By:	/s/ Mark E. Mathiasen
	Name:	Mark E. Mathiasen
	Title:	Secretary
DATE: December 3, 2010

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Claymore Dividend & Income Fund

4